Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of the 1st day of April 2025 (the “Effective Date”), by and between Andy Yoo (“You” or “Your”) and Exicure, Inc. (the “Company”). Each of You and the Company are herein referred to as a “Party,” and collectively, the “Parties.”
RECITALS
WHEREAS, the Company and You entered into that certain Employment Agreement effective as of December 20, 2024 (the “Agreement”);
WHEREAS, pursuant Section 21 of the Agreement, the Agreement may not otherwise be amended or modified except in writing signed by both Parties; and
WHEREAS, the Company and You wish to amend the Agreement as set forth in this Amendment and effective as of the Effective Date.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Amendment to Section 3 of the Agreement.

a.Section 3(a) of the Agreement is hereby replaced in its entirety as follows:
“(a)    Base Salary. During the Employment Period, the Company shall pay You an annual base salary (“Base Salary”) of Four Hundred Eighty Thousand Dollars ($480,000), subject to all applicable withholdings, in accordance with the Company’s normal payroll practices. Your Base Salary may be adjusted at the discretion of the Board based upon Your performance and the Company’s performance, as determined in the sole and absolute discretion of the Board.”

2.Amendment to Section 6 of the Agreement.

a.Section 6 of the Agreement is hereby replaced in its entirety as follows:

“6. Company’s Post-Termination Obligations.
(a)    Separation Payment. If this Agreement terminates for any reason, then the Company shall pay You all accrued but unpaid wages through the date of Your “separation from service,” as defined in Internal Revenue Code Section 409A (“Separation from Service”), based on Your then current Base Salary, which will be paid in one-time lump sum within five (5) business days following the date of Your Separation from Service (the “Separation Payment”). You acknowledge and agree that the Separation Payment shall constitute the consideration for the release, noted below, and Your post-termination obligations and shall constitute full satisfaction of the Company’s post-termination obligations under this Agreement in the event of termination of this Agreement for any reason other than termination of Your employment by the Company.
(b)    Severance Payment. If the Company terminates Your employment without cause, You shall be entitled to receive severance pay equal to twenty-four (24) months of Your then current Base Salary, payable in accordance with the Company’s regular payroll practices and subject to applicable withholding and deductions (the “Severance Payment”). The Severance Payment shall be made in addition to any Separation Payment.
(c)    Condition to Payment. The Company’s obligation to pay the Separation Payment or the Severance Payment to You shall be conditioned upon: Your execution and non-revocation of a reasonable release agreement in a form prepared by the Company in its sole and absolute discretion and in which You release the Company (including the Company’s parents, subsidiaries, affiliates, and all related companies, as well as each of their respective officers, directors, shareholders, employees, agents and any other representatives, any employee benefits plan of the Company, and any fiduciary of those plans) from any and all liability and claims of any kind whatsoever, regardless whether such claims are known at the time of the release.”

3.Continuing Obligations. You will continue to abide by Company rules and policies and other agreements between You and the Company.

4.Acknowledgement. You confirm that You have read this Amendment, understand the terms hereof and have had sufficient opportunity to obtain independent legal advice.

5.General. The Agreement, and its exhibits, along with this Amendment, set forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by You and an authorized officer of the Company.

6.No Other Changes. Other than as provided above, no other changes or edits are made hereby to the Agreement, which shall remain in full force and effect as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Exicure, Inc.

By: ___/s/_Seung Ik Baik______________________
Seung Ik Baik
Chief Financial Officer

Andy Yoo:

______/s/ Andy Yoo___________________________
Andy Yoo
Chief Executive Officer
Signature Page to
First Amendment to
Employment Agreement